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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-97563, 333-50539, 333-50543, 333-94563, 333-60302, and 333-68212 of Kforce
Inc. (the "Company"), formerly known as kforce.com, Inc., on Forms S-8 of our report dated January 23, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for derivatives), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2001.


Deloitte & Touche LLP

Tampa, Florida
March 27, 2002